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                                  EXHIBIT 23.02
                        CONSENT OF KPMG PEAT MARWICK LLP,
                          CERTIFIED PUBLIC ACCOUNTANTS,
                             DATED DECEMBER 31, 1996
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








The Owners of The Crescent:





         We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement Nos. 33-91438, 333-3450, 333-3452, 333-3454 and 333-13521 of Crescent Real Estate Equities Trust (formerly known as Crescent Real Estate Equities, Inc.) of our report dated February 28, 1994 relating to the combined financial statements of The Crescent as of and for the year ended December 31, 1993, which financial statements are included in the Annual Report on Form 10-K of Crescent Real Estate Equities, Inc. for the year ended December 31, 1995.








                                    KPMG Peat Marwick LLP










Dallas, Texas
December 31, 1996